UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

HENRY COUNTY BANCSHARES, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	000-49789	58-14855111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4806 N. Henry Blvd., Stockbridge, GA 30281
(Address of Principal Executive Offices)

(770)  474-7293
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of the Company was held on May 17, 2011. At the meeting, the stockholders of the Company took the following actions and cast the following votes:

1.	Shareholders elected the following persons as directors of the Company

Paul J. Cates, Jr. (for – 11,275,200; against – 0; withheld – 17,676);
Phillip H. Cook (for – 11,275,200; against – 0; withheld – 17,676);
H. K. Elliott, Jr. (for – 11,275,200; against – 0; withheld – 17,676);
G. R. Foster, III (for – 11,275,200; against – 0; withheld – 17,676);
David H. Gill (for – 11,275,200; against – 0; withheld – 17,676);
Mary Lynn Lambert (for – 11,275,200; against – 0; withheld 17,676);
Edwin C. Kelley, Jr. (for – 11,275,200; against – 0; withheld – 17,676);
Ronald M. Turpin (for – 11,275,200; against – 0; withheld – 17,676);
James C. Waggoner (for – 11,275,200; against – 0; withheld – 17,676);

2.	Shareholders approved the Amendment to Article V of the Articles of Incorporation of the Company (for – 11,085,486; against – 37,402; abstain – 169,988).

3.	Shareholders approved the Amendment to Article VII of the Articles of Incorporation of the Company (for – 11,030,291; against – 84,997; abstain – 177,588).

4.	Shareholders approved, by a non-binding advisory vote, the executive compensation of the named executive officers of the Company (for – 10,713,155; against – 65,377; abstain – 514,344).

5.
Shareholders elected, by a non-binding advisory vote, for the frequency of a shareholder vote to approve the executive compensation of the named executive officers of the Company to be “every two years”. The votes were as follows: Every Two Years – 6,775,674 (47.56%); Every One Year – 4,044,565 (28.39%); Every Three Years – 255,371 (1.79%); and abstain – 217,266 (1.53%).

Item 9.01    Financial Statements and Exhibits
(c)           Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HENRY COUNTY BANCSHARES, INC.

	By:	/s/David H. Gill
	Name:	David H. Gill
DATE: May 20, 2011	Title:	Chief Executive Officer